SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 3, 2008, WorldSpace, Inc. (the “Company”) entered into letter agreements (collectively the “Letter Agreement”) with each of the four holders (the “Investors”) of the Company’s secured notes dated as of June 1, 2007 (the “Bridge Loan Notes”) and the Company’s Amended and Restated Convertible Notes dated as of June 1, 2007 (the “Convertible Notes”). Under the terms of the Letter Agreement, the Investors have agreed to defer until June 30, 2008 the Company’s obligation to pay $17.7 million in principal amount of the Bridge Loan Notes plus accrued but unpaid interest due on the Bridge Loan Notes and Convertible Notes, and to forbear exercising their rights and remedies with respect to the payment default.

In addition, the Company and the Investors have agreed to the following modifications to the existing debt arrangements between them:

•	The remaining unpaid principal amount of the Bridge Loan Notes including all accrued and unpaid interest thereon will be paid in full on or before July 31, 2008.

•

The Convertible Notes will be convertible into shares of Class A Common Stock at a conversion price of $2.00 per share (reduced from $4.25 per share). In addition, all of the outstanding Convertible Notes will be repaid in full on September 30, 2008 or such earlier date as elected by the Company, and the Company will also pay a prepayment fee equal to 1.5% of such outstanding principal and interest on such Convertible Notes. The Company’s obligations with respect to the Convertible Notes will be secured by a first priority security interest in the assets of the Company. The Company has agreed not to grant a lien on its assets with respect to any indebtedness other than the Bridge Loan Notes and the Convertible Notes while such Bridge Loan Notes and Convertible Notes are outstanding.

•

Each of the Investors will receive a pro rata portion of an aggregate of 5 million in new Company warrants exercisable for shares of the Class A Common Stock of the Company (the “New Warrants”). The New Warrants will be exercisable at $1.55 per share and will be exercisable for a 5 year period from the date of issuance.

The Company has agreed to enter into definitive documentation with respect to the foregoing terms on or before June 15, 2008.

The foregoing descriptions do not purport to be a complete description of the terms of the documents, and this description is qualified in its entirety by the terms of the definitive documents or forms thereof which are attached as exhibits to this Current Report on Form 8-K, and which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed as part of this report:

99.1 Form of Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
99.1	Form of Letter Agreement